UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 9th, 2016

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

(877) 424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 9th, 2016, Mr. Dov Weinberg resigned his position as Chief Financial Officer of the Corporation. This decision was not the result of any disagreement with the Company.

On the same day the Company appointed Mr. Uri Ben-Or as Chief Financial Officer of the Corporation. Mr. Ben-Or, 46, has over 20 years of broad experience in corporate finance, accounting, M&A transactions, IPO's and operations.

Mr. Ben-Or is CEO & Founder of one of the few financial firms in Israel to have the International Standard on Assurance Engagement (ISAE 3402/SAS 70 Type II) assurance with control compliances, the new global standard for assurance reporting. He previously served as an Auditor at PricewaterhouseCoopers Accounting Firm.

Mr. Ben-Or holds a BA degree in Business from the College of Administration, an MBA degree from the Bar Ilan University and is a Certified Public Accountant.

ITEM 9.01 FINANICAL STATEMENTS & EXHIBITS

(d) Exhibits

99.1	Resignation of Mr. Weinberg
99.2	Board of Director Resolution naming Uri Ben-Or as CFO

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2016

Cannabics Pharmaceuticals Inc.

By: /s/ Itamar Borochov
Itamar Borochov, Director, CEO

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